NON-QUALIFIED STOCK OPTION AGREEMENT     EXHIBIT 10.7
                          Option Granted January 26, 1995
                      Under the 1986 Stock Incentive Program
                                        of
                             The Interlake Corporation

           WHEREAS, Wayne M. Osman (hereinafter called the "Optionee"), is an employee of The Interlake Corporation (hereinafter called the "Corporation") or a subsidiary thereof;

           WHEREAS, the 1986 Stock Incentive Program of the Corporation ("Program") authorizing the granting to officers and to other key employees of the Corporation and its subsidiaries of options to buy from the Corporation shares of common stock, par value $1 a share, has been duly adopted by the Corporation; and

          WHEREAS, the execution of a stock option agreement in the form hereof has been authorized by a resolution of the Compensation Committee of the Board of Directors of the Corporation duly adopted on January 26, 1995;

           NOW, THEREFORE, the Corporation hereby grants to the Optionee an option to purchase 10,000 shares of common stock, par value $1 a share, of the Corporation (or any security into which such shares may be changed by reason of any transaction or event described in Paragraph 16(a) of the Program) at the price of Four Dollars ($4.00) per share, upon the terms and conditions hereinafter set forth.

               1. Until terminated, as hereinafter provided, this option may be exercised in whole or in part from time-to-time as follows:

                  (a) In full, upon a "change in control," as hereinafter
              defined, while the Optionee is employed by the Corporation and/or any subsidiary;

                  (b) Unless exercisable in full by reason of a change in
              control, to the extent of 30 percent of the shares specified in Paragraph 2 immediately, and to the following additional percentages of the shares specified in Paragraph 2 after each of the periods ending on the dates set forth below during which the Optionee shall have been in the continuous employ of the Corporation or one or more of its subsidiaries:

                  August 26, 1995                             30 percent
                  August 26, 1996                             40 percent

                  (c) If an Optionee's employment terminates by reason of
              retirement on or after the Optionee's 60th birthday or "disability," as hereinafter defined, or by reason of death, and if an installment would have become exercisable within one year subsequent to such event had the Optionee remained in the continuous employ of the Corporation and/or any subsidiary, this option may be exercised to the extent of the sum of the number of shares purchasable pursuant to the preceding sub-paragraph and such additional installment.

          Upon the exercise of this option when fewer than all installments set forth in sub-paragraph (b) and (c) are exercisable, any fractional share shall be rounded down to the nearest whole share.
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              2. The option price may, at the election of the Optionee, be paid
(i) in cash or by check acceptable to the Corporation or (ii) by transfer to the Corporation of shares of common stock of the Corporation having a value (such shares to be valued, for purposes of this paragraph, at the average of the high and low prices quoted on the New York Stock Exchange Composite Transactions for the date upon which the Optionee's exercise of stock option is received) equal to the total option price, or (iii) any combination of whole shares and funds equal to the total option price. Upon receipt of the payments referred to in the preceding sentence, the Corporation agrees to cause certifi-cates for any shares purchased hereunder to be delivered to the Optionee.

              3. This option shall terminate on the earliest of the following dates:

                  (a) On the date upon which the Optionee ceases to be an employee of the Corporation or a subsidiary by reason of termination of employment for cause;

                  (b) Three months after the Optionee ceases to be an employee of the Corporation or a subsidiary, unless he ceases to be an employee by reason of death, retirement on or after the Optionee's 60th birthday, disability, or as described in (a) above;

                  (c) Two years after the death of the Optionee if the Optionee dies while an employee of the Corporation or a subsidiary;

                  (d) Two years after the termination of the Optionee's employment by reason of retirement on or after the Optionee's 60th birthday or "disability" as hereinafter defined; or

                  (e)  January 26, 2005.

         In the event the Optionee shall intentionally commit an act materially inimical to the interests of the Corporation or a subsidiary, this option shall terminate upon a finding by the Compensation Committee of the Board of Directors of the Corporation to that effect, notwithstanding any other provision of this agreement. Nothing contained in this option shall limit whatever right the Corporation or a subsidiary might otherwise have to terminate the employment of the Optionee.

              4. This option is not transferrable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable, during the lifetime of the Optionee, only by him or by his legal guardian or legal representative.

              5. This option shall not be exercisable if such exercise would involve a violation of any applicable federal or state securities laws. The Corporation hereby agrees to make reasonable efforts to comply with any applicable securities laws.

              6. The Compensation Committee of the Board of Directors of the Corporation shall make or provide for such adjustments in the number of shares of common stock covered by outstanding stock options granted hereunder, in the option price applicable to such stock options, and in the kind of securities covered thereby, as the Committee in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from (a) any stock
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dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or (b) any merger, consolidation, spin-off, reorganization, partial or complete liquidation, repurchase or exchange of shares, issuance of rights or warrants to purchase securities, or
(c) any other corporate transaction or event having an effect similar to any of the foregoing. The Committee shall also make or provide for such adjustments in the number of shares reserved for issuance as specified in Paragraph 16 of the Program as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in the preceding sentence. No adjustment provided in this Paragraph 6 shall require the Corporation to sell any fractional shares.

              7. The term "subsidiary," as used in this agreement, means any corporation of which the securities having a majority of the ordinary voting power needed to elect its board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or through one or more subsidiaries. For purposes of this agreement, the continuous employ of the Optionee with the Corporation or a subsidiary shall not be deemed interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Corporation or any subsidiary, by reason of the transfer of his employment among the Corporation and its subsidiaries.

              8. The term "disability," as used in this agreement, means the termination of an Optionee's employment under such circumstances as entitle him to Long Term Disability Benefits under the Corporation's Salaried Employees Group Insurance Plan, or a long term disability plan of the subsidiary by which he is employed, and in which he participates at the time the disability occurs. If an Optionee does not participate in a long term disability plan, "disability" means the termination of an Optionee's employment under such circumstances as would entitle him to long term disability benefits if he were a participant in the Corporation's Salaried Employees Group Insurance Plan.

              9. The term "change in control," as used in this agreement, means the occurrence of any of the following events while the Optionee is employed by the Corporation or a subsidiary:

                  (a) The Corporation is merged or consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Corporation immediately prior to such merger, consolidation or reorganization;

                  (b) The Corporation sells all or substantially all of its business and/or assets to any other corporation or other legal person, less than 75% of the outstanding voting securities or other capital interests of which are owned in the aggregate by the stockholders of the Corporation, directly or indirectly, immediately prior to or after such sale;

                  (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange
              Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 25% or more of the issued and outstanding shares of voting securities of the Corporation; or

                  (d) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Corporation's stockholders, of each new director of the Corporation was approved by a vote of at least two-thirds of such directors of the Corporation then still in office who were directors of the Corporation at the beginning of any such period.

              10. This option is intended to be a non-qualified stock option and shall not be treated as an incentive stock option within the meaning of the Internal Revenue Code of 1986, as the same has been heretofore or may hereafter be amended.

          Executed at Lisle, Illinois, as of January 26, 1995.

                                          THE INTERLAKE CORPORATION



                                          By____________________________
                                               W. R. Reum
                                               Chairman of the Board,
                                                President and Chief
                                                Executive Officer


Receipt Acknowledged and Non-Qualified Stock Option Agreement Accepted this
 day of        ________________, 1995.



                                          Signed:__________________________
                                                             Wayne M. Osman